EXHIBIT 10.5.11

CBL & ASSOCIATES PROPERTIES, INC.
NAMED EXECUTIVE OFFICER
ANNUAL INCENTIVE COMPENSATION PLAN (AIP)

(Fiscal Year 2016)

OVERVIEW

This Annual Incentive Compensation Plan (“AIP”) is a cash incentive compensation plan adopted and established by the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”). This plan is designed and authorized for execution on an annual basis. The policies, objectives, purposes and guidelines of this plan are as defined by the Compensation Committee of the Company’s Board of Directors, as designated by the Board from time to time (the “Compensation Committee”). All awards and bonus payments described herein are entirely variable and at the sole discretion of the Compensation Committee may be evaluated, modified or revoked at any time.

All awards and bonus payments hereunder are not considered standard payment for services and are not guaranteed. All compensation payable under this AIP will be paid to plan participants in their capacity as employees of CBL & Associates Management, Inc. (the “Management Company”), a wholly owned subsidiary of the Company.

ADMINISTRATION AND ELIGIBILITY

This AIP shall be effective as of the date of its approval by the Compensation Committee of the Company’s Board of Directors (the “Effective Date”). The AIP shall be administered by the Compensation Committee of the Board as such is presently constituted on the Effective Date and as it shall be constituted after the Effective Date throughout the term of this AIP. The Compensation Committee shall have sole authority, subject to the terms hereof, to set the terms pursuant to which any discretionary cash incentive compensation is to be paid to any participant under this AIP and to otherwise supervise the administration of this AIP, to interpret the terms and provisions hereof and to otherwise adopt, alter and repeal such administrative rules, guidelines and practices governing the AIP as the Compensation Committee shall, from time to time, deem advisable.

Participation in this AIP is limited to those individuals who are or have been included in the group of “named executive officers” of the Company for the applicable annual performance period, as determined pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any applicable successor provision. Each such individual is hereinafter sometimes referred to as a “Participant” and sometimes as a “Named Executive Officer”.

OBJECTIVES AND PURPOSE

The objective of this AIP is to incentivize the Company’s Named Executive Officers to produce a high level of operational performance that results in the creation of increased value for the Company’s shareholders.

The purposes of this AIP are to reward the Company’s Named Executive Officers:

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for achieving and exceeding specified levels of Company performance with respect to quantitative metrics selected by the Compensation Committee that it believes are important drivers in the creation of shareholder value; and

•	for individual performance in relation to qualitative criteria established by the Compensation Committee for each such Named Executive Officer.

AWARD CRITERIA

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Awards under this AIP are dependent upon accomplishment of the Company’s goals and objectives and the individual goals and objectives specified by the Compensation Committee. Payments will be based on performance criteria established for each fiscal year beginning January 1 and ending December 31.

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Management may develop recommendations for consideration by the Compensation Committee as to the criteria to be utilized in determining awards to each Participant, but the Compensation Committee shall have the sole and final authority to decide all such matters.

•	Overall AIP payments (aggregate) made under this plan require approval of the Compensation Committee.

All compensation paid or payable pursuant to awards made under this AIP for any annual performance period shall be subject to the terms of the executive compensation Clawback Policy established by the Company’s Board of Directors by resolution dated March 24, 2015, as such policy may be hereafter modified or amended.

PLAN DESIGN

Specific AIP award criteria will be established each year for each Participant based on goals relating to overall Company performance and individual performance, as follows:

•	The Compensation Committee will set forth annually a target cash bonus award level (the “Target Cash Bonus Award”) for each Participant under the AIP.

•	Target Cash Bonus Awards shall consist of two parts as set forth below: Quantitative Bonus Awards and Qualitative Bonus Awards.

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“Quantitative Bonus Awards” - the Quantitative Bonus Award component of any Target Cash Bonus Award that may be earned by each Participant will be determined based on 60% of the Target Cash Bonus Award for each Participant other than the Chief Executive Officer (“CEO”) (70% in the case of the CEO), to be determined by the Company’s performance relative to specified objective criteria established by the Compensation Committee as set forth herein. The actual Quantitative Bonus Award earned by a Participant may range from 0% to 150% of target based on actual performance.

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“Qualitative Bonus Awards” - the Qualitative Bonus Award component of any Target Cash Bonus Award to be earned by each Participant will be determined based on 40% of the Target Cash Bonus Award for each Participant other than the CEO (30% in the case of the CEO), to be determined based on the Compensation Committee’s subjective evaluation of such Participant’s performance relative to specified individual criteria established by the Compensation Committee for each such Participant as set forth herein.

2016 Target Cash Bonus Award Levels

The Target Cash Bonus Awards set by the Compensation Committee for each of the Company’s Named Executive Officers based on performance during calendar year 2016 are as follows:

Named Executive Officer	Total 2016 Target Cash Bonus Award	2016 Quantitative Bonus Target	2016 Qualitative Bonus Target
Stephen D. Lebovitz, President and Chief Executive Officer	$875,000	$612,500	$262,500
Charles B. Lebovitz, Executive Chairman of the Board	$750,000	$450,000	$300,000
Farzana K. Mitchell – Executive Vice President, Chief Financial Officer and Treasurer	$300,000	$180,000	$120,000
Augustus N. Stephas, Executive Vice President and Chief Operating Officer	$350,000	$210,000	$140,000
Michael I. Lebovitz, Executive Vice President – Development and Administration	$300,000	$180,000	$120,000

Determination of 2016 Quantitative Bonus Award Pursuant to Objective Performance Criteria

The following two objective performance metrics will be utilized in determining any payout with respect to the Quantitative Bonus Award portion of the Target Cash Bonus Award for each Participant, weighted equally such that each will determine 50% of the Quantitative Bonus Award portion of the Participant’s Target Cash Bonus Award based on these performance measurements:

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Funds From Operations (“FFO”), as adjusted, per diluted share, as reported in the Company’s periodic reports (Forms 10-K and 10-Q) filed with the SEC pursuant to the requirements of the Exchange Act (the “Periodic Reports”); and

•	Growth in Same-Center Net Operating Income (“SC NOI Growth”), as reported in the Company’s Periodic Reports.

The Compensation Committee shall have the option, pursuant to its administrative authority over the AIP as set forth herein, to adjust each metric as appropriate to take into account significant unbudgeted transactions and unforeseen events such as acquisitions, dispositions, joint ventures, equity or debt issuances and other capital markets activities, for purposes of determining the portion of any Quantitative Bonus Award payment based on these metrics.

In conjunction with the establishment of the Quantitative Bonus Award criteria for 2016 under this AIP, the Compensation Committee will establish, and communicate in writing to each Participant, specific, quantitative targets designated as the “Threshold,” “Target” and “Maximum” levels with respect to each of FFO and SC NOI Growth for purposes of determining the Participants’ Quantitative Bonus Award payments, as described below.

The Quantitative Bonus Award payment to be made to a Participant with respect to each applicable metric will depend on the Company’s achievement of at least the Threshold level of performance established by the Compensation Committee with respect to that metric. There will be no Quantitative Bonus Award payable to such Participant for that metric in the event the Company achieves less than the Threshold level for the applicable annual performance period. The Company’s achievement of the Threshold level for a designated metric will result in a payout of 50% of the proportion of the Quantitative Bonus Award allocated to that metric; the achievement of the Target level for a designated metric will result in a payout of 100% of the proportion of the Quantitative Bonus Award allocated to that metric; and the achievement of the Maximum level for a designated metric will result in a payout of 150% of the proportion of the Quantitative Bonus Award allocated to that metric. If the calculated percentage is between Threshold and Maximum for an annual performance period, then the earned percentage will be prorated. The achievement of these levels and allocated payments are illustrated by the following table:

Quantitative Metric	Weighting	Range	Resulting Cash Payout
FFO per diluted share, as adjusted	50%	Threshold	50%
		Target	100%
		Maximum	150%
SC NOI Growth	50%	Threshold	50%
		Target	100%
		Maximum	150%

Determination of 2016 Qualitative Bonus Award Pursuant to Subjective Performance Criteria

The Qualitative Bonus Award portion of each Participant’s Target Cash Bonus will be based on the Compensation Committee’s subjective evaluation of the Participant’s performance relative to following individual criteria established for 2016 for each Participant, which the Compensation Committee has determined are also important elements of each Participant’s contribution to the creation of overall shareholder value:

Named Executive Officer	2016 Individual Performance Objectives
Stephen D. Lebovitz	(1)	refining, enhancing and executing the Company’s strategic and business plans
	(2)	effective communications and interactions with the investment community
	(3)	regular communication and interaction with the Board
	(4)	maintain and enhance key retailer, financial and other relationships
	(5)	effective corporate and executive team motivation and management
Charles B. Lebovitz	(1)	effective Board management
	(2)	maintain and enhance key retailer and other relationships
	(3)	broad involvement and stewardship of the Company’s strategic objectives and business performance
	(4)	support the CEO in developing and executing the Company’s strategic and business plans
Farzana K. Mitchell	(1)	successful execution of the Company’s balance sheet strategy including maintaining/improving key credit metrics
	(2)	effective management and oversight of the Company’s financial services and accounting divisions
	(3)	maintain and improve key financial and joint venture partner relationships
	(4)	improve interactions with the investment community through earnings calls, presentations and investor conferences/meetings
	(5)	general involvement in improving the Company’s overall financial performance, i.e., NOI, FFO, including oversight of miscellaneous areas
	(6)	support the CEO in developing and executing the Company’s strategic and business plans

Named Executive Officer	2016 Individual Performance Objectives
Augustus N. Stephas	(1)	improvement in overall portfolio operations
	(2)	effective management of leasing and management functions
	(3)	successful preparation of Board materials
	(4)	oversight of billings, collections, legal and other internal operations
	(5)	expense containment and oversight of general and administrative costs
	(6)	support the CEO in developing and executing the Company’s strategic and business plans
Michael I. Lebovitz	(1)	successful completion of development and redevelopment projects at approved pro forma returns and on schedule
	(2)	develop a pipeline of new development and redevelopment projects
	(3)	effective oversight of the implementation of technology and organizational initiatives
	(4)	manage and enhance joint venture development relationships and pursue new joint venture relationships
	(5)	effective management and team building for the Development, Human Resources and Information Technology divisions of the Company and closer working relationships with other areas of the Company
	(6)	support the CEO in developing and executing the Company’s strategic and business plans

AIP BONUS PAYMENTS

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The amount of a Participant’s Target Cash Bonus Award (consisting of the Quantitative Bonus Awards portion and Qualitative Bonus Awards portion and after the determination of the amount of each such portion) that is to be paid to a Participant hereunder is referred to as the “AIP Bonus Payment”.

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All AIP Bonus Payments will be made in the year following the completion of the annual performance period to which the AIP Bonus Payment relates. The actual payment to each Participant will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that in no event will any such payment be made later than March 15 of such year.

•	To be eligible to receive an AIP Bonus Payment, a Participant must have been actively employed by the Management Company during the annual performance period with respect to which the payment relates.

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Any Participant whose employment is terminated prior to the conclusion of the annual performance period with respect to which an applicable AIP Bonus Payment relates will not receive an AIP Bonus Payment, except as stipulated below:

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In the event of such Participant’s death or disability (defined as to the complete and permanent disability of the Participant as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time) prior to the end of the annual performance period, an otherwise eligible Participant shall receive an AIP Bonus Payment in the amount of such Participant’s full Target Cash Bonus Award, as determined by the Compensation Committee, provided a Target Cash Bonus Award was approved for such Participant for the applicable annual performance period.

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In the event of the termination of such Participant’s employment, other than voluntarily or for Cause (as defined in the Company’s 2012 Stock Incentive Plan), following a Change of Control (as defined in the Company’s 2012 Stock Incentive Plan) prior to end of the annual performance period, an otherwise eligible Participant shall receive an AIP Bonus Payment in the amount of such Participant’s full Target Cash Bonus Award, as determined by the Compensation Committee, provided a Target Cash Bonus Award was approved for such Participant for the applicable annual performance period.

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A Named Executive Officer, who becomes such pursuant to applicable SEC rules after the beginning of an applicable annual incentive period, may be considered for a pro-rated participation in this plan in the discretion of the Compensation Committee.

•	AIP Bonus Payments will be paid-out on a one-time basis as a lump-sum, in cash, as such are considered compensation and reportable income for all tax reporting purposes.

•	AIP Bonus Payments are included in total annual earnings and will be taken into account under the Company’s other benefit programs in accordance with their terms.

This AIP can be modified or terminated at any time by the Compensation Committee of the Company's Board of Directors; provided, however, that the Compensation Committee may not modify or terminate the AIP or any award under the AIP in such manner so as to impair the rights of any Participant under an award that has been granted without the Participant's consent, except for an amendment made to cause the award to qualify for the exemption provided by Rule 16b-3 promulgated under the Exchange Act. Neither participation in the AIP at any time nor the grant of an award under the AIP at any time shall be deemed to guarantee or infer the right to participate in the AIP (whether at the same level or at any other level) or to receive the grant of an award under the AIP at any future time. Furthermore, neither the AIP nor participation hereunder shall be deemed to establish any contract of employment or to guarantee continued employment with the Company for any amount of time.